FORM OF REVISED EXHIBIT A

TO THE TRANSFER AGENCY SERVICES AGREEMENT

THIS EXHIBIT A, dated             , is revised Exhibit A to that certain Transfer Agency Services Agreement dated as of April 1, 2000, as amended, between PNC Global Investment Servicing (U.S.) Inc. (f/k/a PFPC Inc.) and Aston Funds (f/k/a Alleghany Funds). This Exhibit A is revised for the addition of Aston/Fasciano Small Cap Fund and to reflect the deletion of liquidated portfolios and changes to certain portfolio names. This Exhibit A shall supersede all previous forms of this Exhibit A.

PORTFOLIOS

Aston/TCH Fixed Income Fund

Aston Balanced Fund

Aston/Optimum Mid Cap Fund

Aston Growth Fund

Aston/Veredus Aggressive Growth Fund

Aston/Veredus Select Growth Fund

Aston/Montag & Caldwell Balanced Fund

Aston/Montag & Caldwell Growth Fund

Aston/TAMRO Diversified Equity Fund

Aston/TAMRO Small Cap Fund

Aston/Fortis Real Estate Fund

Aston Value Fund

Aston/River Road Dividend All Cap Value Fund

Aston/River Road Small Cap Value Fund

Aston/Optimum Large Cap Opportunity Fund

Aston/River Road Select Value Fund

Aston/Neptune International Fund

Aston/Montag & Caldwell Mid Cap Growth Fund

Aston/Barings International Fund

Aston/Cardinal Mid Cap Value Fund

Aston Dynamic Allocation Fund

Aston/M.D. Sass Enhanced Equity Fund

Aston/New Century Absolute Return ETF Fund

Aston/Lake Partners LASSO Alternatives Fund

Aston/Fasciano Small Cap Fund

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.	ASTON FUNDS

By:	By:
Title:	Title: